UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2017

TRUE DRINKS HOLDINGS, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	001-32420	84-1575085
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18662 MacArthur Blvd., Suite 110, Irvine, California 92612
(Address of principal executive offices)

(949) 203-3500
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

True Drinks Holdings, Inc. (the “Company”) appointed James J. Greco to the Company’s Board of Directors, effective February 6, 2017.

Mr. Greco, age 59, currently serves as President and Chief Executive Officer of Pilgrim Holdings, LLC, a position he has held since October 2001. Mr. Greco previously served as Chief Operating Officer of Newk's Franchise Company, LLC from July 2014 until October 2016, as well as President from January 2016 until October 2016. Prior to his time with Newk’s Franchise Company, Mr. Greco served as the Chief Executive Officer and President of Sbarro LLC from January 2012 until October 2013, and as the Chief Executive Officer of Bruegger's Enterprises, Inc. from August 2003 to December 2011. Mr. Greco currently serves as a director of the Palm Beach County Food Bank, as well as an operating advisor for Lincoln Road Global Management. Mr. Greco is a member of the Connecticut and Florida bars. He earned a B.A. in Economics from Georgetown University and a J.D. from the University of Miami, School of Law. He has also completed International Studies at City University, London, England.

There are no related party transactions between the Company and Mr. Greco that would require disclosure under Item 404(a) of Regulation S-K, or arrangements or understandings in connection with Mr. Greco’s appointment to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE DRINKS HOLDINGS, INC.

Date: February 9, 2017	By:	/s/ Daniel Kerker
Daniel Kerker
Chief Financial Officer